AT WILL EMPLOYMENT AGREEMENT

               THIS AT WILL EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into, effective on the date set forth below, by and between Turbodyne Technologies Inc., a Nevada corporation (the “Company”), and David T. Willett (“Employee”), with reference to the following facts:

               RECITALS:

               The Company is in the business of commercializing certain technology for both automotive and non-automotive applications, and the parties have agreed to execute this Agreement in order to memorialize the terms and conditions on which the Company shall hire Employee as an employee of the Company.

               AGREEMENTS:

               NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	POSITION AND DUTIES

	1.1	POSITION AND TITLE. The Company hereby hires Employee to serve as:

		1.1.1	Title: Chief Operating Officer

		1.1.2	Reports To: CEO or A. Martyn-Smith

		1.1.3	Responsibilities: Product Development. Business Development Technical Staffing Engineering Budget Consulting Outsourcing Laboratory & Computer Network Management

		1.1.4	Travel: International air travel will be business-class. Domestic air travel will be economy-class

                  1.2         ACCEPTANCE. Employee hereby accepts employment by the Company in the capacity set forth in Section 1.1, above, and agrees to perform the duties of such position from and after the effective date of this Agreement in a diligent, efficient, trustworthy, and businesslike manner. Employee agrees to the best of the Employee's ability and experience that the Employee will at all times loyally and conscientiously perform all of the duties and obligations required of the Employee pursuant to this Agreement.

2.	COMPENSATION The Company shall compensate Employee for his services pursuant to this Agreement as follows:

Initials:	“AMS”	“DTW”

                  2.1         SALARY. Employee shall be entitled to receive a salary of not less than $180,000 per annum, which amount shall be paid in accordance with the Company policies and procedures. Salary pay periods will be one month or less. Such salary is based on a flexible 40 hour work week.

                  2.2          EFFECTIVE DATE. February 1, 2004

                  2.3         BONUS. Provided that Employee remains employed with the Company through January 31st of each year during the term hereof, Employee shall be eligible to receive a discretionary annual bonus, payable in such amounts and based upon such factors pertaining to the performance of the Company and Employee as follows.:

Up to 50% of base salary, based upon measurable objectives of which 35% to be achievable via accomplishing defined objectives by performing the duties of the position in a diligent, efficient, trustworthy, and businesslike manner, and a further 15% to be achievable via accomplishing “stretch” objectives. Company will define objectives on or before February 28th of each year.

Any such bonus awarded hereunder shall be payable on or before February 15th of each year, with respect to the performance of the Company and Employee during the preceding period of twelve (12) months. Employee understands that such bonus also depends on the performance of the Company as a whole and that no assurance can be given that any bonus will be paid regardless of Employee's performance.

                  2.4         STOCK OPTIONS. Employee shall be given 700,000 shares of Company stock options, immediately exercisable at commencement of employment, or as soon as possible thereafter, subject to an increase in authorized capital at the next annual general meeting. Employee shall be given a further 500,000 shares of company stock options, immediately exercisable, on or before July 31, 2004 – all options to have a five year term and shall remain valid for the full 5-year term of the option agreements in the event of termination without Good Cause, as defined in section 4.2 below.

                  2.5         FRINGE BENEFITS. Employee shall be entitled to a minimum of four weeks vacation pay in addition to all normal Company holidays. Employee and Employee’s spouse and children will participate in a Company comprehensive medical and dental insurance program, to be determined, upon commencement of employment, or as soon as possible thereafter. Company will pay 100% of the premium amounts of all such policies.

3.               BUSINESS DISCLOSURES AND PROPRIETARY RIGHTS

                  3.1         NONDISCLOSURE AGREEMENT. Concurrently with the execution of this Agreement, Employee shall execute a Nondisclosure Agreement in form acceptable to the Company. Employee shall observe and discharge all obligations imposed upon Employee by such agreement.

                  3.2         COMPETITION. Except with the prior express written authorization of the Company's CEO, Employee shall not, during his employment by the Company, directly or indirectly:

                                  3.2.1          Services. Perform or render any services of a business, professional or commercial nature, relating to services or products similar to those of the Company, to or for the benefit of any other person or firm, whether for compensation or otherwise;

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                                  3.2.2         Competition. Engage in any activity directly or indirectly in competition with the Company's business, whether individually, as a partner, officer, director, employee, agent or greater than one percent (1.0%) shareholder of any other business entity;

                                  3.2.3         Solicitation. Engage in any activity for the purpose of influencing or attempting to influence the Company's customers or vendors, either directly or indirectly, to conduct business with any business enterprise competing or planning to compete with the Company;

                                  3.2.4         Competing Enterprise. Undertake or participate in any planning for or organization of any business activity that is or will be in competition with the Company in any field or area in which Employee has worked or with which Employee has come into contact or of which Employee has gained knowledge during the term of his employment under this Agreement; or

                                  3.2.5         Other Activities. Engage in any other business activity that would materially interfere with the performance of any of Employee's obligations and duties under this Agreement.

                  3.3         NONSOLICITATION. During the term of Employee’s employment by the Company and for a period of two (2) years following termination of Employee’s employment with the Company for any reason, Employee shall not (a) solicit or otherwise cause or induce any employee of the Company to terminate employment with the Company or to commence employment with any other person or firm that competes or plans to compete directly against the Company, or (b) solicit or otherwise cause or induce any customer of or vendor to the Company to terminate its relationship with or reduce its volume of business with the Company.

4.               AT WILL EMPLOYMENT

                       Employee acknowledges and agrees that his employment with the Company is deemed “at will,” and that either he or the Company may terminate his employment at any time, with or without Good Cause or reason. “Good Cause” shall exist only if Employee has been engaged in fraud or in any other intentional misconduct adversely affecting the business reputation of the company in a material manner. Nothing in this Agreement is intended or shall be construed either (a) to entitle Employee to remain employed by the Company for any period of time, or (b) to limit the right and power of the Company to terminate Employee’s employment at any time, either with or without Good Cause or reason. Employee further acknowledges and agrees that this provision and the Employees status as an "at will" employee cannot be changed in anyway unless done so by the express written order of the CEO of the Company.

                  4.1         TERMINATION BY COMPANY. Nothing contained in this Agreement shall be construed as an indication that the Employee shall be employed for any particular period or length of time. Employee understands and agrees that the Company may terminate this Agreement at any time with or without Good Cause upon delivery of written notice to Employee. Upon any such termination, the Company shall be obligated to pay to Employee all accrued and unpaid compensation attributable to the period ending on the effective date of the termination of Employee’s employment. The Company shall also be obligated to pay to Employee severance in connection with any such termination one year of Employee’s salary at the time of termination for termination without Good Cause, and six months of Employee’s salary at the time of termination for termination with Good Cause. Severence payment shall be made in full within 5 days of termination.

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                  4.2         TERMINATION WITHOUT GOOD CAUSE

Employee shall be deemed to have been terminated hereunder without Good Cause under any of the following circumstances: (i) upon Employee’s discharge or dismissal without Good Cause, or (ii) upon the occurrence of any of the following (a) the assignment to Employee of any duties materially inconsistent with Employee’s position, duties, responsibilities or status with the Company, or the removal of Employee from, or any failure to re-appoint Employee to, any such position, (b) a reduction in or failure to maintain Employee’s level of compensation and benefits, (c) relocation of Employee’s place of work to a location that is not within 35 miles of Employee’s residence on the date of execution of this agreement, (d) failure of the Company to maintain a Director’s and Officer’s insurance policy with a minimum coverage of $5,000,000.

5.               MISCELLANEOUS

                  5.1         NOTICES. All notices permitted or required by this Agreement shall be in writing, and shall be deemed to have been delivered and received (i) when personally delivered, or (ii) on the third (3rd) business day after the date on which deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, or (iii) on the date on which transmitted by facsimile or other electronic means generating a receipt confirming a successful transmission.

                  5.2         REMEDIES. Employee acknowledges that any breach, violation or evasion of the terms of Sections 3, above, may result in immediate and irreparable injury and harm to Company and that the Company shall be entitled to the remedies of injunctive relief or specific performance, in addition to any other remedies available to the Company at law or in equity.

                  5.3         EFFECT ON OTHER REMEDIES. Nothing in this Agreement is intended to preclude, and no provision of this Agreement shall be construed to preclude, the exercise of any other right or remedy which either party may have by reason of either party's breach of his obligations under this Agreement.

                  5.4         ARBITRATION. Except for a dispute in which any party is seeking the exercise of the equitable powers of a court, if any dispute arises under this Agreement and is not resolved within fifteen (15) days after one party delivers to each other party a written notice invoking the arbitration provisions of this Section 5.4, then such dispute shall be resolved by arbitration in Santa Barbara, California. The arbitration shall be conducted in accordance with the then effective provisions of the California Arbitration Act, California Code of Civil Procedure section 1282 et seq. before a single arbitrator. EMPLOYEE AND THE COMPANY AGREE THAT ARBITRATION IS THE EXCLUSIVE MEANS FOR RESOLVING ANY DISPUTES BETWEEN THEM AND EXPRESSLY WAIVE ANY RIGHT TO SEEK RESOLUTION OF ANY CLAIM OR DISPUTE IN ANY OTHER FORUM, provided, however, that Employee shall not be precluded from filing a workers compensation claim or a charge or complaint with the Equal Employment Opportunity Commission or Department of Labor or any other federal or state administrative agency nor shall the Company be precluded from pursuing the injunctive relief remedies described in section 5.2 above. This agreement to arbitrate shall be specifically enforceable. The decision of the arbitrator shall be final and binding on the parties to the dispute.

                  5.5         BINDING ON SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto, as well as their respective heirs, successors, assigns, and personal

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representatives. This Agreement is personal to Employee and may not be assigned by him without the prior written consent of the Company.

                  5.6         GOVERNING LAW. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of California, without regard to conflict of law principles. Each party consents to the jurisdiction of the courts of the State of California for the purposes of construing or enforcing this Agreement.

                  5.7         SEVERABILITY. If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state or other jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

                  5.8         COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be one and the same instrument, binding on all the signatories.

                  5.9         FURTHER ASSURANCES. Each party agrees, upon the request of another party, to make, execute, and deliver, and to take such additional steps as may be necessary to effectuate the purposes of this Agreement.

                  5.10       ENTIRE AGREEMENT; AMENDMENT. This Agreement and the agreements referenced herein (a) represent the entire understanding of the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings, whether written or oral, regarding the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date set forth above.

	“COMPANY:”		“EMPLOYEE:”

TURBODYNE TECHNOLOGIES, INC., a Nevada
corporation

By	“Andrew Martyn-Smith”	By	“David T. Willett”

Date	03/11/2004	Date	03/11/2004

Turbodyne Technologies Inc		David T. Willett
6155 Carpinteria Avenue		404 Los Robles Lane
Carpinteria, Ca 93013		Santa Barbara, Ca 93105

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March 8, 2004
David T. Willett
Chief Operating Officer
2004 Bonus Objectives:

I.	Standard objectives (35% base salary):

	a.	Product Development

		i.	– vi. Proprietary information

	b.	Business Development

		i.	– xiii. Proprietary information

	c.	Organizational Development

		i.	– ii. Proprietary information

	d.	Facilities

		i.	– ii. Proprietary information

	e.	Intellectual Property

		i.	– ii. Proprietary information

II.	Stretch Objectives (15% Base Salary):

	a.	Product Development

		i.	– iii. Proprietary information

	b.	Business Development

		i.	– ii. Proprietary information

Understood and agreed:

Andrew Martyn-Smith	Date	David T. Willett	Date

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